                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
            THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

     / / Preliminary proxy statement

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          LONG ISLAND LIGHTING COMPANY
             -----------------------------------------------------
                  (Name of Registrant As Specified In Charter)

                          LONG ISLAND LIGHTING COMPANY
             -----------------------------------------------------
                 (Name of Person(s) Filing the Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), or 14A-6(i)(1), or
         14a-6(j)(2).

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1)  Title of each class of securities to which transaction applies:

         (2)  Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-111

         (4)  Proposed maximum aggregate value of transaction:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

         (1)  Amount Previously Paid:

         (2)  Form, schedule or registration statement no.:

         (3)  Filing Party:

         (4)  Date Filed:
                            ------------------------

1 Set forth the amount on which the filing fee is calculated and state how it was determined.

[Lilco Letterhead]


                                                                   March 1, 1994

Dear Shareowner:

      You are cordially invited to the Annual Meeting of Long Island Lighting Company Shareowners, scheduled to be held at 3:00 P.M., on Tuesday, April 12, 1994 at the Westbury Music Fair, Brush Hollow Road, Westbury, New York 11590. Your Board of Directors and management hope that many shareowners will find it convenient to attend the Annual Meeting and we look forward to greeting personally those able to be present.

      At this year's Annual Meeting, holders of Common Stock are being asked to elect twelve Directors and ratify the appointment of Ernst & Young as independent auditors for 1994.

      Regardless of the size of your holdings, it is important that your shares are represented and voted, whether or not you can join us at this Annual Meeting. Accordingly, your prompt cooperation in signing, dating and returning the enclosed proxy card is requested and will be greatly appreciated.

      Thank you.

                                       On behalf of the Board of Directors,

                                       Sincerely,

                                       /s/ W. J. Catacosinos

[Lilco Letterhead]
                                                                   March 1, 1994

                                ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS

                                ---------------

      The Annual Meeting of Shareowners of Long Island Lighting
Company will be held at the Westbury Music Fair, Brush Hollow Road, Westbury, New York 11590, at 3:00 P.M., on Tuesday, April 12, 1994.

      The purposes of the Annual Meeting are: (i) to elect twelve
Directors; (ii) to ratify the appointment of Ernst & Young as independent auditors for the year 1994 and (iii) to take action on such other business as may properly come before the Annual Meeting.

      Only Common Stock shareowners of record at the close of business on February 22, 1994 are entitled to notice of and are eligible to vote at the Annual Meeting and at all postponements or adjournments thereof.

      Please mark, sign and date the enclosed proxy card and return it promptly in the postpaid return envelope provided. Returning the proxy card will not affect your right to vote in person at the Annual Meeting should you decide to attend.

                                          By Order of the Board of Directors,

                                          /s/ Kathleen A. Marion

                                          KATHLEEN A. MARION

                                          Corporate Secretary

[Lilco Letterhead]


                                PROXY STATEMENT
                                       OF
                          LONG ISLAND LIGHTING COMPANY
                                ---------------

                    ANNUAL MEETING TO BE HELD APRIL 12, 1994
                                ---------------

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Long Island Lighting Company (the "Company") of proxies to be voted at the Annual Meeting of Shareowners to be held on April 12, 1994 (the "Annual Meeting") and at all postponements or adjournments thereof. The Company anticipates that mailing of the proxy material to its shareowners entitled to notice of and to vote at the Annual Meeting will commence on or about March 1, 1994.

     All shares will be voted with respect to each Item according to the directions given by the holders of Common Stock. The Company has furnished to each holder of Common Stock a proxy card upon which the names of three of the Company's Directors, Phyllis S. Vineyard, John H. Talmage and Basil A. Paterson, constituting the Board of Directors' Proxy Committee, appear as proxies to vote as each shareowner directs on the card. To be voted, properly signed and dated proxy cards should be received by mail prior to the Annual Meeting by The Corporation Trust Company, P.O. Box 631, Wilmington, Delaware 19899, the independent Inspector of Election for the Annual Meeting, or delivered in person at the Annual Meeting to representatives of the Inspector of Election. Shareowners who hold shares through a brokerage firm should return their proxy cards directly to that firm well in advance of the Annual Meeting date for their shares to be voted.

     The proxy card of each owner of record of Common Stock shows the number of shares of Common Stock registered in the shareowner's name as of February 22, 1994 (the "Record Date"). Each share of Common Stock has one vote. If the shareowner is also a participant in the Company's Automatic Dividend Reinvestment Plan (the "ADRP"), the proxy card shows separately the number of shares of Common Stock held by the shareowner in the ADRP. The voting instructions given on the proxy card provide that any shares owned by the shareowner in the ADRP shall be voted in the same manner as the shares owned by the shareowner and registered in the shareowner's own name. If the shareowner is a participant in the ADRP and there are no shares registered in the shareowner's own name, the proxy card shows the number of shares credited to the shareowner's account in the ADRP.

                       ITEM ONE -- ELECTION OF DIRECTORS

     Directors are elected by the cumulative voting method. Proxies given to members of the Proxy Committee pursuant to this solicitation will be voted cumulatively for the election of one or more persons named below so as to elect the maximum number of the Company's nominees or as otherwise directed. The holders of Common Stock are entitled to cast as many votes as shall equal the number of their shares held on the Record Date multiplied by the number of Directors to be elected by them, which, for the purposes of this election, would be twelve votes for each share. The votes may be cast for a single Director, for any number of them, or for all of the Directors in any manner which the shareowner may choose. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. Abstentions and votes not cast by brokers and nominees are not included.

     The prior Annual Meeting of the Company's shareowners was held on April 20, 1993. The following Directors were nominated by the Company for election by holders of Common Stock and were elected by a vote of 99% of the votes cast for nominees, each receiving approximately 98 million votes: William J. Catacosinos, Phyllis S. Vineyard, John H. Talmage, Winfield E. Fromm, Basil A. Paterson, Anthony F. Earley, Jr., George Bugliarello, George J. Sideris, A. James Barnes, Richard L. Schmalensee, Renso L. Caporali, Peter O. Crisp and Katherine D. Ortega. Holders of Common Stock also ratified the appointment of Ernst & Young as independent auditors for the year 1993.

     Mr. Earley, who had been the President, Chief Operating Officer and a Director of the Company since 1989, has resigned his positions with the Company effective March 1, 1994. Mr. Fromm, who initially joined the Company as a Director in 1978 and has reached the mandatory age for retirement, will not be standing for election.

     Currently, all nominees are Directors. Vicki L. Fuller was appointed a Director of the Company by its Board of Directors effective January 1, 1994. If elected, the twelve persons named below will hold office for one year or until their successors are duly elected or chosen and qualified. Should any of the persons hereinafter named advise the Corporate Secretary of the Company prior to the Annual Meeting that they will be unable to serve after being elected, the shares will be voted for the election of such other person or persons as the present Board of Directors may recommend to the Proxy Committee. The Company does not anticipate that any of the nominees named herein for election by the holders of Common Stock will be unable to serve the full term of office to which they may be elected.

     THE COMPANY RECOMMENDS A VOTE FOR THE TWELVE PERSONS NAMED BELOW TO SERVE
AS MEMBERS OF THE BOARD OF DIRECTORS. THE COMPANY'S NOMINEES FOR ELECTION AS DIRECTORS ARE:
- --------------------------------------------------------------------------------

     WILLIAM J. CATACOSINOS:  Dr. Catacosinos has served as Chairman of the
Board of Directors and Chief Executive Officer of the Company since January
1984, and as Director since December 1978. Dr. Catacosinos also served as President of the Company from March 1984 to January 1987. Dr. Catacosinos, 63, a resident of Mill Neck, Long Island, earned a bachelor of science degree, a masters degree in business administration and a doctoral degree in economics from New York University. He is the former chairman and chief executive officer of Applied Digital Data Systems, Inc., Hauppauge, New York, a manufacturer of computer and related products. Previously, Dr. Catacosinos served as chairman of the board and treasurer of Corometric Systems, Inc. of Wallingford, Connecticut and was Assistant Director at Brookhaven National Laboratory. Dr. Catacosinos currently chairs the Executive Committee of the Company's Board of Directors and he is a member of the board of Utilities Mutual Insurance Co. and Ketema, Inc., a diversified manufacturer of, among other things, electrical and aerospace equipment. In compliance with Section 305(b) of the Federal Power Act, Dr. Catacosinos has authorization from the Federal Energy Regulatory Commission to hold the position of an officer or director of a public utility and at the same time the position of an officer or director of a firm that supplies electrical equipment to such public utility.
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

     PHYLLIS S. VINEYARD:  Mrs. Vineyard has been a Director of the Company since February 1974 and currently serves as a member of the Executive Committee, the Nominating Committee and the Planning and Environment Committee. Mrs. Vineyard, 70, is past chair of the Population Institute, Washington, D.C. and presently serves as its representative to the Non-Governmental Organization of the United Nations and is a member of the NGO Committees on Population and Development and the Status of Women. She is a policy board member of New York State's Early Childhood Investment Fund. She is a director of the Long Island Community Foundation, a co-founder of the Corporate Initiative for Child Care and Elder Care, an emeritus director of the Regional Plan Association and served from 1978-1988 on the Old Westbury College Council, State University of New
York. Mrs. Vineyard has been president of the Suffolk Community Council, the Women's Education and Counseling Service, the New York State Health Coordinating Council and the Suffolk Division of the Nassau-Suffolk Health Systems Agency.
- --------------------------------------------------------------------------------

     JOHN H. TALMAGE:  Mr. Talmage has been a Director of the Company since
1982, currently serves as Chairman of the Nominating Committee and is a member of the Executive Committee and the Compensation and Management Appraisal Committee. He currently is a partner of H. R. Talmage & Son Farm, Riverhead, New York. Mr. Talmage, 64, is a graduate of the College of Agriculture and Life Sciences, Cornell University. Mr. Talmage has served on the board of directors of Agway, Inc. since 1967. He also served on the board of directors of Central Suffolk Hospital Association from 1962 through 1969 and as its president in
1969. Mr. Talmage has been chairman of the board of directors of H. P. Hood,
Inc. of Boston, Massachusetts since 1980. Other directorships include director from 1960 to date and currently president of Friar's Head Farm, Inc., Riverhead, New York; director of Curtice Burns Foods, Inc., Rochester, New York from 1969 to 1984; and director of Suffolk County Federal Savings and Loan Association, Centereach, New York from 1975 to 1982.
- --------------------------------------------------------------------------------

     BASIL A. PATERSON: A Director since January 1983, Mr. Paterson currently chairs the Compensation and Management Appraisal Committee and serves on the Executive Committee and the Nominating Committee. A partner in the law firm of Meyer, Suozzi, English and Klein, P.C., Mineola, New York, Mr. Paterson, 67, received a juris doctorate from St. John's University School of Law. Mr.
Paterson has served as a professor at a number of universities and is currently a member of the board of editors of the New York Law Journal. He previously served as Secretary of State of New York from 1979 to 1982, as Deputy Mayor of
New York City and as a New York State Senator. Mr. Paterson is chairman of the Judicial Screening Committee for the Appellate Division of the New York State Supreme Court, Second Department, and is on the board of directors of the Center for National Policy.
- --------------------------------------------------------------------------------

     GEORGE BUGLIARELLO: Dr. Bugliarello became a Director of the Company in April 1990 and has been President of Polytechnic University since 1973. Dr. Bugliarello, 66, holds a doctor of science degree in engineering from the Massachusetts Institute of Technology and several honorary degrees. He is a member of the board of directors of the Lord Corporation, Symbol Technologies, Comtech Telecommunications Corp., the Teagle Foundation and the Greenwall Foundation. Dr. Bugliarello is a member of the Council on Foreign Relations, a member of the National Academy of Engineering and a fellow of the American
Society of Civil Engineers, the American Association for the Advancement of Science and the New York Academy of Medicine. He has held a NATO Senior Faculty Fellowship at the Technical University of Berlin, the chairmanship of the Committee on Science, Engineering and Public Policy of the American Association for the Advancement of Science and a membership on the Scientific Committee of the Summer School on Environmental Dynamics in Venice. Dr. Bugliarello currently chairs the Planning and Environment Committee and serves on the Audit Committee and the Compensation and Management Appraisal Committee.
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

     GEORGE J. SIDERIS:  Mr. Sideris has been a Director of the Company since
May 1991 and currently serves as a member of the Nuclear Oversight Committee and the Nominating Committee. He was the Company's Senior Vice President of Finance from August 1987 until retirement in January 1992. Mr. Sideris, 67, joined the Company in February 1984 as its Vice President of Finance and Chief Financial Officer. He is currently a member of the board of directors of Utilities Mutual Insurance Company. Previously, he has served as a vice president of Qualpeco Services, Inc., and as a vice president and chairman of the Northeast Operations Group of U.S. Industries, Inc. From 1981 until he joined the Company, Mr.
Sideris was self-employed as a management and financial consultant. He holds a bachelors degree in economics from New York University.
- --------------------------------------------------------------------------------

     A. JAMES BARNES: Mr. Barnes joined the Board of Directors in January 1992 and currently serves as a member of the Planning and Environment Committee and the Compensation and Management Appraisal Committee. He has been the Dean of the Indiana University School of Public and Environmental Affairs since 1988. He received his undergraduate degree from Michigan State University and holds a juris doctorate from Harvard Law School. An expert in the field of environmental policy, Mr. Barnes, 51, served as the Deputy Administrator, U.S. Environmental Protection Agency, from 1985-88, as General Counsel for the agency from 1983-84, and as General Counsel of the U.S. Department of Agriculture from 1981-83. Previously, he was a partner in the law firm of Beveridge, Fairbanks and
Diamond, Washington, D.C. and also served with the U.S. Department of Justice.
He is the author of two books on business law and government regulation.
- --------------------------------------------------------------------------------

     RICHARD L. SCHMALENSEE: A member of the Board of Directors since January 1992, Dr. Schmalensee, 50, currently serves on the Compensation and Management Appraisal Committee and the Planning and Environment Committee. He is currently the director of the Massachusetts Institute of Technology ("MIT") Center for Energy and Environmental Policy Research. He also serves as a consultant to a variety of government agencies and private firms through the National Economic Research Associates Inc. on a range of issues including aspects of utility regulation. He holds a doctoral degree in economics and a bachelor of science degree in economics, politics and science from MIT. He served as a member of the President's Council of Economic Advisors from 1989 through 1991. Prior to joining the Council, Dr. Schmalensee served as area head for Economics, Finance and Accounting at MIT's Sloan School of Management, and as chairman of the School's Doctoral Program Committee. From 1985-86, he was a visiting professor at Harvard Business School and has authored several books and articles on, among other topics, the economics of utility regulation.
- --------------------------------------------------------------------------------

     RENSO L. CAPORALI: Elected to the Board of Directors in April 1992, Dr. Caporali serves on the Audit Committee and the Nuclear Oversight Committee. He
has been Chairman and Chief Executive Officer of Grumman Corporation since July 1990. Dr. Caporali began his career with Grumman in 1959 as a Structural Flight Test Engineer, holding various positions of increasing responsibility, most recently having served as Vice Chairman of Corporate Technology from July 1988 to July 1990, and President of the Aircraft Systems Division from January 1985. Dr. Caporali, 60, holds a doctorate and two masters degrees in Aeronautical Engineering from Princeton University and a masters of mechanical engineering degree and bachelor of civil engineering degree from Clarkson College of Technology. He is chairman of the Aerospace Industries Association's Board of Governors and Executive Committee, a member of the American Society of
Mechanical Engineers' Advisory Board and the Naval Aviation Industry Council. He serves as a director of Clarkson University and the Long Island Association and serves on two Princeton University Advisory Councils. He is also a member of the New York State Business Council, the International Executive Service Corps Advisory Council, and the National Academy of Engineering.
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

     PETER O. CRISP:  Elected to the Board of Directors in April 1992, Mr.
Crisp, 61, currently serves as a member of the Nominating Committee and the
Audit Committee. He has been a General Partner of Venrock Associates, a venture capital limited partnership, since 1969. He has been the President of Venrock, Inc., the corporation which manages Venrock Associates, since May 1980. Mr.
Crisp earned his bachelors degree at Yale University and his masters degree in business administration at the Harvard Business School. Mr. Crisp is also a director of the following public companies: American Superconductor Corporation, Apple Computer, Inc., Evans & Sutherland Computer Corporation, Thermo Power Corporation, Thermedics Inc., Thermo Electron Corporation, ThermoTrex
Corporation and U.S. Trust Corporation as well as a number of other private companies. In addition, Mr. Crisp is a member of the boards of the Memorial
Sloan Kettering Cancer Center and North Shore University Hospital.
- --------------------------------------------------------------------------------

     KATHERINE D. ORTEGA: Ms. Ortega was elected to the Board of Directors in April 1993. She was Treasurer of the United States from September 1983 through June 1989. In addition, she served as a commissioner of the Copyright Royalty Tribunal, a member of the President's Advisory Committee on Small and Minority Business and an alternate representative to the United Nations General Assembly. Before entering government, Ms. Ortega practiced as a certified public accountant with Peat, Marwick, Mitchell & Co., in Los Angeles from 1969 to 1972, was Vice President of the Pan American National Bank of Los Angeles from 1972 to 1975 and President and Director of the Santa Ana State Bank from 1975 to 1978.
Ms. Ortega, 59, received a bachelor of arts degree in business and economics from Eastern New Mexico University and holds three honorary doctor of law degrees and a honorary doctor of social science degree. Currently, Ms. Ortega serves on the board of directors of Diamond Shamrock, Inc., The Kroger Company, Ralston Purina Company, Paul Revere Corporation, Catalyst, Quest International, and is also a member of the Comptroller General's Consultant Panel.
- --------------------------------------------------------------------------------

     VICKI L. FULLER: Appointed by the Board of Directors, Ms. Fuller, 36, became a Director of the Company in January 1994. She has been a Vice President of Alliance Capital Management Corporation ("ACMC") since July 1993. ACMC is the sole general partner of Alliance Capital Management L.P. ("Alliance"). As a fixed income portfolio manager, she is responsible for managing high yield and emerging markets portfolios. Previously she was an employee of Equitable Capital Management Corporation ("ECM"), an investment subsidiary of The Equitable Life Assurance Society of the United States. ECM was acquired by Alliance in July 1993. Ms. Fuller began her career with ECM in 1985 as a senior investment manager, holding various positions of increasing responsibility, most recently having served as a Managing Director from 1989 to 1993. Prior to joining ECM, Ms. Fuller served as a rating officer at Standard & Poor's Corporation from 1984 to 1985 and as an associate in Morgan Stanley and Co.'s corporate finance department from 1981 to 1983. Ms. Fuller earned her bachelors degree at Roosevelt University and her masters degree in business administration at the University of Chicago. Currently, Ms. Fuller, a Certified Public Accountant, serves on the Board of Directors of the Odyssey Foundation of New York and the Board of Trustees of North Carolina Agricultural & Technology University.

     Section 305(b) of the Federal Power Act provides, in part, that without authorization from the Federal Energy Regulatory Commission, no person may hold the position of an officer or director of a public utility and at the same time the position of an officer or director of a firm that is authorized to underwrite or participate in the marketing of the securities of a public utility. Alliance is an indirect majority-owned subsidiary of The Equitable Companies Incorporated ("Equitable"). ACMC is an indirect wholly-owned subsidiary of Equitable. Although Alliance and ACMC are not authorized by law to underwrite or participate in the marketing of securities, Donaldson, Lufkin & Jenrette Securities Corporation, also an indirect wholly-owned subsidiary of Equitable, is so authorized. Accordingly, Ms. Fuller has applied to the Federal Energy Regulatory Commission for authorization to hold the position of director of the Company while serving as a Vice President of ACMC. The application is pending.
- --------------------------------------------------------------------------------

COMPENSATION PAID TO DIRECTORS

     The annual retainer fee paid to each Director in 1993 was $25,000, except for Dr. Catacosinos and Mr. Earley, who, as Officers of the Company, did not receive compensation for serving as Directors. The fee paid to each Director who is not also an Officer of the Company for attending each meeting of the Board of Directors or of one of its committees is $500. During 1993, the Board of Directors held nine meetings. In addition, the various committees of the Board of Directors, which are described in detail below, met a total of 15 times in 1993. All Directors perform their responsibilities throughout the year not only at Board of Director and committee meetings but through numerous personal meetings and other communications, including considerable telephone conversations, with the Chairman and other Directors regarding all matters of importance to the Company.

     The Company has entered into consulting agreements with Lionel M. Goldberg and Eben W. Pyne, former Directors of the Company naming them as Consulting Directors. These agreements provide that each Consulting Director will advise and counsel the Board and any of its committees on various matters and will receive an annual retainer of $25,000 plus an additional $500 for each Board or Committee meeting attended.

     Directors may elect to defer the receipt of any portion of their compensation under the Deferred Compensation Plan for Directors. Amounts deferred may be allocated to a deferred compensation account. Each participating Director's account accrues interest, compounded quarterly, at the prime rate plus 1/2%. The Deferred Compensation Plan is unfunded and any accounts under the Plan will be general obligations of the Company. Distributions from a deferred compensation account commence upon termination of membership on the Board of Directors, death or disability, or at a date previously designated by the participating Director. Distributions from the deferred compensation account may be made by lump-sum payment or annually over either a five or ten-year period. Currently, none of the Directors are participating in the Deferred Compensation Plan.

     The Company has a Retirement Plan for Directors, providing benefits to Directors who are not or who have not been Officers of the Company. Directors who have served in that capacity for more than five years qualify as participants under the Plan. The Plan provides for a monthly benefit equal to one-twelfth of the highest annual retainer paid to each participant. A full benefit is available for participants who serve for ten years with a reduction of one-sixtieth for each month of service less than ten years. Under the Plan, payment of benefits is to begin when the Director ceases to serve as a Director or Consulting Director or reaches age 65, whichever is later. Currently, Messrs. Paterson and Talmage and Mrs. Vineyard would be entitled to be paid full benefits were they to retire at this time. Mr. Fromm, who will retire as a Director following the Annual Meeting, will also be entitled to be paid full benefits under the Plan. Benefits are provided on a straight-life annuity basis except that if the Director is married at the time benefits begin, a joint and 50% survivor benefit may be paid on an actuarially equivalent basis. The benefits are unfunded and are general obligations of the Company.

     The Company entered into an agreement in 1987 with Mr. Sideris, while he was an Officer of the Company, which provides retirement benefits supplementing the benefits to which he is entitled under the Company's Retirement Income and Supplemental Death and Retirement Benefits Plans, both discussed below. The Company has established a trust for the payment of the retirement benefits. Notwithstanding the creation of the trust, the Company continues to be primarily liable for the retirement benefits and will make such payments to the extent that the trust does not.

     Pursuant to the New York Business Corporation Law (the "BCL") and the Company's By-laws, the Company has entered into agreements with its Directors and Officers providing for indemnification and advancement of expenses in defending certain actions or proceedings in advance of their final disposition subject to refund if they are found not to be entitled to indemnification. The Company has established a trust, the Long Island Lighting Company Officers' and Directors' Protective Trust, to fund the Company's obligations under these agreements.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Executive Committee has the authority during the intervals between regular Board meetings to exercise all the powers of the Board, except for certain powers reserved exclusively to the Board, which includes the power to submit matters to shareowners for approval. Dr. Catacosinos is Chairman of the Executive Committee, whose other members include Messrs. Fromm, Paterson and Talmage and Mrs. Vineyard. The Executive Committee met six times during 1993.

     The Audit Committee, which met three times during 1993, is composed entirely of outside Directors and is responsible for the substantive review of the scope and results of the independent auditors' examination, the internal audit activity of the Company and other pertinent auditing and internal control matters. The Audit Committee also recommends to the Board of Directors the appointment of outside auditors. Mr. Fromm is Chairman of the Audit Committee, whose other members are Drs. Bugliarello and Caporali and Mr. Crisp.

     The Nuclear Oversight Committee, which met twice during 1993, is responsible for reviewing and assessing all of the nuclear activities of the Company. Mr. Fromm is Chairman of the Nuclear Oversight Committee. The other members are Dr. Caporali and Mr. Sideris. Mr. Earley, who resigned his position as a Director of the Company effective March 1, 1994, served on the Nuclear Oversight Committee until that date.

     The Compensation and Management Appraisal Committee, which met once during 1993, is composed entirely of outside Directors and is authorized to review and recommend to the Board of Directors compensation levels of the Company's Directors and Officers. In addition, this Committee reviews the procedures involved in establishing management compensation. Drs. Bugliarello and Schmalensee and Messrs. Barnes and Talmage serve on the Compensation and Management Appraisal Committee. Mr. Paterson is its Chairman.

     The Nominating Committee, which met once during 1993, determines criteria for qualification and selection of Directors and provides the Board of Directors with recommendations relating to the Director selection process. It evaluates possible candidates for the Board of Directors and assists in attracting qualified candidates. Mr. Talmage chairs the Nominating Committee, whose other members are Messrs. Paterson, Crisp and Sideris and Mrs. Vineyard. Shareowners wishing to recommend candidates for nomination to the Board of Directors should submit to the Corporate Secretary of the Company the name, a statement of qualifications and the written consent of the candidate. Recommendations may be submitted at any time and will be brought to the attention of the Nominating Committee.

     The Planning and Environment Committee, which met twice during 1993, reviews the Company's objectives, strategies and plans, considers and recommends various options and opportunities available to the Company for its long-term growth and development and monitors its progress toward the accomplishment of its goals. Dr. Schmalensee, Mr. Barnes and Mrs. Vineyard serve as members of the Planning and Environment Committee which is chaired by Dr. Bugliarello.

         REPORT OF THE COMPENSATION AND MANAGEMENT APPRAISAL COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The disclosure contained in this section of the Proxy Statement shall not be deemed incorporated by reference into any prior filing by the Company pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporate future filings or portions thereof (including this Proxy Statement or any part thereof).

     The Compensation and Management Appraisal Committee reviews and recommends to the Board of Directors the compensation levels of the Company's Directors and Officers. The Committee's members are Basil A. Paterson, George Bugliarello, John H. Talmage, A. James Barnes and Richard L. Schmalensee. The Committee uses an outside consultant, the Hay Group, in annually reviewing the compensation levels of the Company's top executives. In addition, management also supplies comparisons to industry data.

     Compensation Committee Interlocks and Insider Participation: The Compensation and Management Appraisal Committee is made up entirely of outside Directors. There are no interlocking relationships between any members of the Committee and any other Directors or Executive Officers.

     Executive Compensation Philosophy: The Company employs a "base-salary-only" approach to executive compensation, consistent with the Company's past history and the environment in which the Company operates. It is important to note, however, that our present executive compensation philosophy differs from the majority of utilities and industrial companies whose executive compensation programs consist of a combination of base salary, annual incentives and long-term incentives, particularly stock options.

     The sensitivity of the Company's customers and other stakeholders resulting from the continuing long-term effect of the Shoreham controversy on both rates and the financial condition of the Company, has, to date, dictated the "base-salary-only" approach to executive compensation. Clearly, its adoption forgoes the opportunity for upside increases in compensation to the Company's executives based on performance-related incentives.

     As we move beyond the Shoreham issue and its transition and focus on positioning the Company to meet the competitive challenges of the future through the strategy of unparalleled service and aggressive cost control, we will need to reassess our compensation philosophy to more appropriately reflect our future challenges and demands.

     Given the increasing competitiveness of both the gas and electric utility business environment, and the criticality of the customer service and cost control initiatives to the future success of the Company, it may become beneficial to introduce the use of incentives and other variable performance-based pay in order to directly link executive pay to specific enhancements to performance and customer service.

     The Committee understands the need for strong, talented executive leadership and the need to retain and attract a strong leadership team that can meet the Company's short and long-term strategic objectives. Accordingly, it will work to ensure that the executive compensation program supports the long-term objectives of the Company and its stakeholders.

     Determination of Executive Salary Levels: The Committee uses its outside consultant, the Hay Group, to annually review the compensation levels of the Company's top executives relative to the external marketplace. The Committee also reviews the results of Edison Electric Institute's Annual Compensation Survey. LILCO's executive compensation policy is to set a base salary range that is at the average of the Hay Group's regional utility database. Individual salary increases are then determined based on several factors, including the competitiveness of the individual's current base salary, the overall financial performance of LILCO and the executive's individual accomplishments during the year.

     CEO Compensation: The total compensation package for Dr. Catacosinos is significantly below the national and regional utility markets. This is due to the fact that Dr. Catacosinos' pay consists solely of a base salary while almost all other comparable companies provide their CEO with annual and long-term incentive opportunities in addition to their base salary.

     For 1993, the Board increased Dr. Catacosinos' base salary by 8.3 percent in recognition of his strong leadership and the weak competitive position of his total compensation. In reviewing his performance, the Committee considered his superior performance in developing and leading the customer service and cost control initiatives, as well as the strong financial performance of the Company. During 1992, the Company increased the level of its annual Common Stock dividend by 4 cents per share, aggressive refinancing of the Company's high cost securities continued resulting in a decrease in financing charges cost totalling $70 million per year, budget "targets" were underrun by 4.1 percent and an additional 6.0 cents per share above the allowed rate of return was earned through the PSC Incentive Plan. In addition, during 1992 the Company generated $21 million in overearnings by effectively managing total costs (Operating and Maintenance Budgets and Capital Budgets). These overearnings were shared equally between ratepayers and shareowners, with the shareowner portion amounting to more than 9.0 cents per share above the allowed rate of return.

     However, this level of compensation increase was below the national average for all electric utility CEO's of 11.5 percent. It continues to reflect the below-average competitiveness of Dr. Catacosinos' current pay compared with positions of similar scope in utilities and in general industry despite the high level of corporate performance indicated in the graph on page 10. Including the
8.3 percent salary increase in 1993, Dr. Catacosinos' total compensation remains well below the market average.

                                          Basil A. Paterson -- Chairman
                                          A. James Barnes
                                          George Bugliarello
                                          Richard L. Schmalensee
                                          John H. Talmage

                               PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative return of Long Island Lighting Company, the Standard & Poor 500 Composite Stock Index ("S&P 500") and the S&P 24 Electric Utilities Index ("S&P 24"). The graph assumes a $100 initial investment on December 31, 1988 and a reinvestment of dividends in Long Island Lighting Company and each of the companies reported in the indices.

                          LONG ISLAND LIGHTING COMPANY
                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                    LILCO VS. S&P 500 AND S&P 24 UTILITIES


                        1988            1989            1990            1991            1992            1993
LILCO                   100             163             183             226             254             256
S&P 500                 100             133             137             178             188             212
S&P 24 UTILITIES        100             132             128             166             179             197

*This graph traces the growth of an initial investment of $100 based upon the 5 year cumulative return for LILCO, S&P 500 and S&P 24.

                    COMPENSATION PAID TO EXECUTIVE OFFICERS

     Summary Compensation Table: The following table illustrates the compensation paid by the Company during the past three years to each of its most highly compensated Executive Officers(1):

                                                                                     LONG TERM COMPENSATION
                                                                                ----------------------------------
                                                   ANNUAL COMPENSATION
                                           ----------------------------------             AWARDS
                                                                    OTHER       -----------------------   PAYOUTS-       ALL
                                                                    ANNUAL      RESTRICTED     OPTIONS/     LTIP        OTHER
NAME AND PRINCIPAL POSITION                SALARY       BONUS    COMPENSATION      STOCK        SARS      PAYOUTS    COMPENSATION
OR NUMBER IN GROUP                YEAR      ($)(2)       ($)         ($)        AWARD(S) ($)     (#)        ($)         ($)(3)
- ---------------------------       ----     -------      -----    ------------   ------------   --------   --------   ------------
William J. Catacosinos            1993     534,370(4)     0          N/A*             0            0          0         17,453
  -- CEO                          1992     493,270(4)     0          N/A              0            0          0         13,962
                                  1991     455,000(4)     0          N/A              0            0          0         11,575
Anthony F. Earley, Jr.            1993     301,413        0          N/A              0            0          0          5,897
  -- President                    1992     271,520        0          N/A              0            0          0          7,682
                                  1991     238,750        0          N/A              0            0          0          6,074
James T. Flynn                    1993     212,788        0          N/A              0            0          0          4,786
  -- Executive Vice President     1992     194,395        0          N/A              0            0          0          5,498
                                  1991     169,000        0          N/A              0            0          0          4,299
Robert J. Grey                    1993(5)  193,746        0        32,990             0            0          0          3,497
  -- General Counsel              1992(5)   86,720        0        40,523             0            0          0          1,794
                                  1991       N/A         N/A         N/A             N/A          N/A        N/A          N/A
Ralph T. Brandifino               1993(6)  183,580        0          N/A              0            0          0          2,922
  -- Senior Vice President        1992     158,603        0          N/A              0            0          0          4,484
                                  1991     145,917        0          N/A              0            0          0          3,712
John D. Leonard                   1993     151,113        0          N/A              0            0          0         18,503(7)
  -- Vice President               1992     148,470        0          N/A              0            0          0         19,206(7)
                                  1991     145,350        0          N/A              0            0          0         18,702(7)

* N/A -- Not Applicable.
- ---------------

Notes to Summary Compensation Table:

(1) Includes an officer who resigned prior to the end of 1993.

(2) The Company has in place separate 401(k) Capital Accumulation Plans for Non-Union and Union employees (the "Plans"), both of which qualify for favorable tax treatment under the Internal Revenue Code of 1986 (the "Code"). The Plans are designed to provide for salary reduction contributions by participants under Section 401(k) of the Code that permit employees to defer a portion of their current compensation and therefore a portion of their current federal and, in most instances, state and local income taxes. Although the Plans allow the Company to make matching contributions to these deferred amounts, no such matching contributions have been made to date. The amounts shown for annual salary in the Summary Compensation Table for each individual officer include amounts deferred by those individuals into the Plans.

(3) The Company has a noncontributory Supplemental Death and Retirement Benefits Plan for its Officers and certain other senior management employees. Currently, death benefits are, for the Chairman and the President, five times highest annual salary and, for each other Officer, three times highest annual salary. The cost of life insurance, paid by the Company for coverage under this Plan, is included in All Other Compensation for each of the individuals listed. During 1991, 1992 and a portion of 1993 insurance coverage was provided by a group term life insurance policy. During the remaining portion of 1993, insurance coverage for these death benefits was provided by split-dollar life insurance policies on the life of each plan participant. The cost of the term insurance for the years 1991, 1992 and a portion of 1993 represents the average premium cost charged to the Company for all participants in the Supplemental Death and Retirement Benefits Plan. The amount shown for each participant represents, for the balance of 1993, the actuarial value of the benefit of the split-dollar life insurance policy purchased for that individual.

(4) A portion of Dr. Catacosinos' salary in each of these years has been deferred at his request and is reflected in the amounts shown.

(5) Robert J. Grey assumed duties as General Counsel effective September 1, 1992. Prior to that date, Mr. Grey was in the private practice of law in Seattle, Washington. Amounts shown in the column headed Other Annual Compensation for these years represents relocation allowances.

(6) Ralph T. Brandifino resigned as Senior Vice President of Finance and Chief Financial Officer effective September 30, 1993.

(7) The amount shown as paid to Mr. Leonard includes payments pursuant to arrangements made at the time he joined the Company in 1984. The Company agreed at that time to compensate him upon his reaching age 55, for loss of pension payments occasioned by his change of employment when he joined the Company. These payments, which total $15,000 in each year, are included in All Other Compensation.

- ---------------

     Supplemental Death and Retirement Benefits Plan: Officers and certain other senior management employees eligible to participate in the Company's Supplemental Death and Retirement Benefits Plan are provided with death benefits, generally funded by life insurance, equal to five times highest annual salary for the Chairman and the President and three times highest annual salary for each other Officer. Participants who have retired (or who retire in the future) will receive continued death benefit coverage or may elect to receive monthly retirement benefits, a partial lump-sum distribution, or a combination of each. For a participant who retires on or after age 65 and elects the death benefit, the death benefit coverage will be continued up to five times the highest annual salary for the Chairman and the President and up to three times the highest annual salary for each Officer. For a participant who retires on or after age 65 and elects the monthly retirement income benefit, the annual retirement benefits payable under the 15-year certain option will be up to 25% of the Chairman's and President's highest annual salary and up to 15% of each other Officer's highest annual salary with other available options to take payment on an actuarially equivalent basis through a lifetime annuity, a joint and survivor annuity or an increasing income annuity. Retirement benefits under this Plan are not available to participants who retire prior to age 60. A participant will vest upon the earlier of attainment of age 60 with ten years of service or upon attainment of his or her normal retirement date. If a vested participant retires prior to age 65, reduced benefits are payable.

     The projected annual retirement benefits payable under the Supplemental Death and Retirement Benefits Plan utilizing the 15-year certain retirement income payment election for each of the individuals listed, at normal retirement age, 65, assuming continuation of employment to normal retirement date and the election by the Plan Participant of annuity benefits rather than death benefits, based upon compensation in effect for 1993, are as follows: Dr. Catacosinos, $133,489; Mr. Earley, $77,000; Mr. Flynn, $32,400; Mr. Grey, $30,000; Mr.
Brandifino, $28,800 and Mr. Leonard, $22,980. Neither Mr. Earley nor Mr. Brandifino, both of whom have resigned from the Company, will receive any benefits under the Plan. Dr. Catacosinos has made an assignment of his rights to death benefits and therefore will not receive the retirement benefits under this Plan.

     The Company recognizes the cost of these benefits as an expense on its income statements for each year. The Company has also established a trust to provide for payments of its obligations to the participants in the Supplemental Death and Retirement Benefits Plan. Notwithstanding the creation of the trust, the Company continues to be primarily liable for the death or retirement benefits payable to the participants and is currently making such payments to such retired participants. The costs of this Plan are borne by the Company's shareowners. There has been no funding of the trust for the benefit of the listed individuals during any of the years listed in the Summary Compensation Table.

     Retirement Income Plan: Generally, all Company employees (except certain leased employees and part-time union employees) are eligible for inclusion in the Retirement Income Plan upon completion of one year of employment with the Company. A participant will vest upon completion of five years of service. This Plan is currently noncontributory and provides fixed-dollar pension benefits.

     The Retirement Income Plan uses a career average pay formula which provides a credit for each year of participation in the retirement plan. For service before January 1, 1992, pension benefits are determined based on the greater of the accrued benefit as of December 31, 1991, or by multiplying a moving five-year average of plan compensation, not to exceed the January 1, 1992 salary, by a certain percentage determined by years of participation in the retirement plan at December 31, 1991. For service after January 1, 1992, pension benefits are equal to 2% of "plan compensation" (as defined in the Plan) through age 49 and 2- 1/2% thereafter. "Plan compensation" is defined as the base rate of pay in effect on January 1 of each year.

     The following table shows the projected annual retirement benefit payable on a straight-life annuity basis pursuant to the Company's Retirement Income Plan to each of the individuals listed in the Summary Compensation Table at normal retirement age (which is the later of age 65 or five years of service), assuming continuation of employment to normal retirement date at the rate of plan compensation during 1993.

                                            ANNUAL              CREDITED SERVICE                NORMAL
                                    RETIREMENT BENEFIT(1)        AS OF 12/31/93             RETIREMENT DATE
                                    ---------------------    ----------------------     -----------------------
William J. Catacosinos                     $113,338          9 years      11 months     April 1, 1995
Anthony F. Earley, Jr.                     $189,428          8 years       7 months     August 1, 2014
James T. Flynn                             $ 53,493          7 years       3 months     January 1, 1999
Robert J. Grey                             $106,733          1 year        4 months     September 1, 2015
Ralph T. Brandifino                        $ 86,383          6 years       4 months     May 1, 2010
John D. Leonard                            $ 47,788          9 years       7 months     March 1, 1998

- ---------------

(1) These Retirement Income Plan benefits may be limited at retirement by the maximum benefit limitation under Section 415 or the maximum compensation limitation under Section 401(a)(17) of the Code. The benefits shown have been calculated without the limitations. The Company has established the Retirement Income Restoration Plan of Long Island Lighting Company to restore qualified plan benefits which have been reduced pursuant to the Code. In the event that the retirement benefits are reduced by operation of either Section 415 or 401(a)(17) of the Code, the Company's Retirement Income Restoration Plan would provide payment of plan formula pension benefits which exceed those payable under the Code's maximum limitations. For 1993 the maximum benefit limit set by Section 415 and applicable to the amounts shown above was $115,641. For 1993 the maximum compensation limit set by Section 401(a)(17) and applicable to the amounts shown above was $235,840. For 1994 the maximum benefit limit set by Section 415 is $118,800 and the maximum compensation limit set by Section 401(a)(17) is $150,000.
- ---------------

     Agreements with Executives: Under the terms of an employment contract dated as of January 30, 1984, as amended (the "Contract"), Dr. Catacosinos has agreed to serve as Chief Executive Officer of the Company until January 31, 1997. The Contract provides for a five-year consulting period following the termination of his employment (other than, except after a change in control, for cause). His consulting compensation will be 90% of his base annual salary at his retirement during the first two years, 75% of such salary during the third and fourth years and 50% of such salary during the fifth year. The Contract also provides for supplemental disability benefits. Dr. Catacosinos' employment under the Contract may be terminated by the Company for cause or for such other reason as the Board of Directors may, in good faith, determine to be in the best interests of the Company, and by Dr. Catacosinos if he determines it to be in the best interests of the Company or for any reason after a change in control. The Contract also provides for vested Contract Retirement Benefits commencing at the earlier of Dr. Catacosinos' retirement or death, payable monthly to Dr. Catacosinos and his wife as a joint and survivor annuity with a minimum guaranteed period of ten years. The Contract Retirement Benefits in any year will be reduced by benefits payable under the Company's other retirement plans. The benefit will be based upon a formula that considers his age at retirement, his annual salary at time of retirement, the highest bonus he has received and his service to the Company including service as a Director, employee or consultant. The benefit is also subject to certain annual cost of living adjustments. Assuming his retirement on December 31st of the year in which he turns 65, the total estimated retirement benefit payable under the Contract to Dr. Catacosinos as of the January 1st following his retirement (assuming continuation of his current salary) would be approximately $683,000. The Company has established trusts to provide for payments of its obligations under the Contract, the costs of which are borne by the Company's shareowners. Notwithstanding the creation of the trusts, the Company continues to be primarily liable for the death or retirement benefits payable to Dr. Catacosinos and will make such payments to the extent that the trusts do not.

     The Company has entered into individual employment agreements ("Employment Agreements") with each of its Officers to provide them with employment security and to minimize distractions resulting from personal uncertainties and risks if there is a threat or occurrence of a bid to acquire or a change in control of the Company prior to December 31, 1994. The principal benefits, payable if the Officer's employment is terminated for any reason (including voluntary resignation) within three years of an actual change in control are: (i) severance pay equal to one year's salary; (ii) accelerated retirement benefits and (iii) continuation of life, medical and dental insurance for a period of not more than one year. The Company has established a trust to provide for payments of its obligations under these Employment Agreements, the costs of which are borne by the Company's shareowners. Notwithstanding the creation of the trust, the Company continues to be primarily liable for the compensation and retirement benefits payable to the Officers and will make such payments to the extent that the trust does not. In all years listed in the Summary Compensation Table, the Company made no contributions to the trust and no payments were made to any Officer under the Employment Agreements.

     The Officers have also entered into indemnification agreements that are described above under the heading "Compensation Paid to Directors."

     No Director or Officer or associate of any Director or Officer has any arrangement with any person with respect to any future employment by the Company or its affiliates other than those described herein.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The table below shows the number of shares of the Company's Common Stock beneficially owned, as of February 22, 1994, by each Director, each Officer listed in the Summary Compensation Table, and by all Directors and Officers as a group. The address of each of the Directors and Officers is: c/o Long Island Lighting Company, 175 East Old Country Road, Hicksville, New York 11801.

    NAME                                                                      NUMBER OF SHARES
    ----                                                                      ----------------
 A. James Barnes............................................................          500
 Ralph T. Brandifino........................................................            0
 George Bugliarello.........................................................          500
 Renso L. Caporali..........................................................          396
 William J. Catacosinos.....................................................        9,300
 Peter O. Crisp.............................................................        1,000
 Anthony F. Earley, Jr......................................................        2,335
 James T. Flynn.............................................................          834
 Winfield E. Fromm..........................................................        1,208
 Vicki L. Fuller............................................................            0
 Robert J. Grey.............................................................            0
 John D. Leonard............................................................           54
 Katherine D. Ortega........................................................          600
 Basil A. Paterson..........................................................          668
 Richard L. Schmalensee.....................................................          100
 George J. Sideris..........................................................        3,883
 John H. Talmage............................................................          532
 Phyllis S. Vineyard........................................................          642
 All Directors and Officers as a group,
   including those named above,
   a total of 34 persons....................................................       29,092

- ---------------

Notes to Security Ownership Table:

    The percentage of shares held by any one person, or all Directors and Officers as a group, did not exceed 0.05% of all outstanding shares of Common Stock.

    The number of shares shown above includes whole shares held under the Company's ADRP.

    The number of shares shown above includes Common Stock held or beneficially owned by a spouse, parent or child for which beneficial ownership is disclaimed as follows: Mr. Talmage, 287 shares.
- ---------------

     The following table sets forth certain information with respect to the shares of Preferred Stock and Common Stock owned by each person known by the Company to be the beneficial owner of more than 5% of such Preferred Stock and Common Stock as of February 22, 1994.

                                                              PERCENTAGE
TITLE OF CLASS         NAME AND ADDRESS             OWNED      OF CLASS
- --------------         ----------------             -----     ----------
Common Stock        The Capital Group, Inc.       8,955,000      7.96%
                    333 South Hope Street
                    Los Angeles, CA 90071

     The Company has not been advised, nor is it aware, of any additional shares to which anyone has the right to acquire beneficial ownership.

     The Company is required to identify any Director, Officer, or person who owns more than ten percent of a class of equity securities who failed to timely file with the Securities and Exchange Commission (the "SEC") a required report relating to ownership and changes in ownership of the Company's equity securities. Based on information provided to the Company by such persons, all Company Officers and Directors made all required filings during the fiscal year ended December 31, 1993. The Company does not know of any person beneficially owning more than 10% of a class of equity securities.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Indemnification of Directors and Officers: For many years prior to 1986, statutory provisions of the BCL permitted corporations, including the Company, under certain circumstances in connection with litigation in which its Directors and Officers were defendants, to indemnify them for, among other things, judgments, amounts paid in settlement and reasonable expenses. To reimburse it when it has indemnified its Directors and Officers, the Company began in 1970, pursuant to statutory authorization, to purchase Director and Officer ("D&O") liability insurance in each year. D&O liability insurance also provides direct payment to the Company's Directors and Officers in those instances in which the Company is required, or has elected, to provide indemnification. The Company has D&O liability insurance which it purchased from Associated Electric & Gas Insurance Services Ltd. ("AEGIS"), Energy Insurance Mutual ("EIM"), Columbia Casualty, Steadfast Insurance Company, A.C.E. Insurance Company and XL Insurance Company, all with the effective date of August 26, 1993. The Company also has liability insurance effective July 1, 1993 purchased from Associated Electric & Gas Insurance Services Ltd. ("AEGIS") and Energy Insurance Mutual ("EIM") which provides fiduciary liability coverage for the Company, its Directors, Officers and employees for any alleged breach of fiduciary duty under ERISA. The total annual premium for all these coverages was $1,881,328 in 1993.

     The Company's By-laws provide for the mandatory indemnification of Directors and Officers to the extent not expressly prohibited by the BCL. In addition, the By-laws authorize the Board of Directors to grant indemnity rights to employees and other agents of the Company. Such provisions are effective as to all claims for indemnification, whether the acts or omissions giving rise to a claim for such indemnification occurred or the expenses for which indemnity is sought were incurred, before or after the provisions of the By-laws were adopted. One of the provisions of the By-laws authorized the Board of Directors to enter into indemnification agreements with any of the Company's Directors or Officers extending rights to indemnification and advancement of expenses to such person to the fullest extent permitted by applicable law. The Company has entered into such agreements, which are described under the heading "Compensation Paid to Directors," with each of its Directors and Officers. Pursuant to the terms of those agreements and the provisions of the By-laws, the Company has also established a trust to fund the Company's obligations under the agreements.

     The Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") limits the personal liability of Directors for certain breaches of duty in such capacity pursuant to provisions of the BCL. The Certificate of Incorporation does not bar litigation against Directors but provides that Directors are still required to defend themselves in litigation in which acts or omissions to act are alleged for which they might be held liable. Furthermore, the Certificate of Incorporation provides protection to Directors only and does not affect the liability of Officers of the Company for breaches of the fiduciary duties of care and loyalty.

                ITEM TWO -- APPOINTMENT OF INDEPENDENT AUDITORS

     Ernst & Young, 395 North Service Road, Melville, New York, audited the Company's 1993 financial statements. Audit related services performed by Ernst & Young for 1993 consisted principally of the audit of the financial statements of the Company, the review of the unaudited quarterly financial statements and assistance and consultation in connection with filings with the SEC and the Federal Energy Regulatory Commission and in connection with the issuance of tax-exempt securities to fund Company projects.

     A representative of Ernst & Young will be present at the Annual Meeting, shall have the opportunity to make a statement if he desires to do so and will be available to answer questions by shareowners concerning the financial statements of the Company.

     The appointment of auditors is approved annually by the Board of Directors and is subsequently submitted to the shareowners for ratification. The decision of the Board of Directors is based upon the recommendation of the Audit Committee of the Board of Directors. The membership of the Company's Audit Committee is described in this Proxy Statement under the heading "Committees of the Board of Directors." In making its recommendation, the Audit Committee reviews the audit scope for the coming year.

     The Board of Directors has, subject to ratification by holders of the outstanding shares of the Company's Common Stock, appointed Ernst & Young as independent auditors for the year 1994. Ratification requires a favorable vote by a majority of the votes cast at a meeting of the holders of shares entitled to vote on the proposal. Abstentions and votes not cast by brokers and nominees are not included. Accordingly, the following resolution, identified on the proxy card as Item Two, will be proposed for ratification by such shareowners at the Annual Meeting:

        RESOLVED, that the appointment of Ernst & Young by the Board of Directors of Long Island Lighting Company as independent auditors to audit the Company's 1994 financial statements and to perform other appropriate accounting services, is hereby ratified.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK VOTE FOR ITEM TWO TO RATIFY THE APPOINTMENT BY THE BOARD OF DIRECTORS OF ERNST & YOUNG AS INDEPENDENT AUDITORS OF THE COMPANY FOR 1994.

                           1995 SHAREOWNER PROPOSALS

     Proposals to be submitted by shareowners under the regulations of the SEC for consideration for inclusion in the Company's Proxy Statement relating to the 1995 Annual Meeting must be received by the Company at its offices at 175 East Old Country Road, Hicksville, New York 11801, Attention: Corporate Secretary, not later than October 28, 1994.

                                    GENERAL

     Only holders of record of Common Stock at the close of business on the Record Date are eligible to vote at the Annual Meeting and at all postponements or adjournments thereof. On February 22, 1994, the Record Date, there were 112,527,542 shares of Common Stock, 1,515,369 shares of Preferred Stock, $100 par value, and 22,658,000 shares of Preferred Stock, $25 par value, issued and outstanding. Holders of shares of Preferred Stock are not entitled to vote on any of the matters to be considered at this Annual Meeting. Holders of shares of Common Stock may vote on all matters. The stock books will not be closed.

     The presence, in person or by proxy in writing, of the holders of a majority of the outstanding shares of the Common Stock of the Company entitled to vote at the Annual Meeting shall constitute the quorum required before action can be taken at the Annual Meeting. In the absence of a quorum, the Annual Meeting may be adjourned.

     If a shareowner wishes to give a proxy to someone other than the Proxy Committee of the Board of Directors, the shareowner may cross out the names of the members of the Proxy Committee appearing on the proxy card, insert the name or names of another person or persons (not more than three) and make, if necessary, other appropriate changes providing unambiguous instructions to the person or persons named. The Company reserves the right to limit the number of persons named as proxy by a shareowner who may attend the Annual Meeting.

     Proxies shall be voted in accordance with the instructions given by the shareowner. If the shareowner signs the proxy card without providing instructions as to how the person or persons named are directed to vote with respect to any Item, or with respect to other matters which may properly come before the Annual Meeting on which the shareowner is entitled to vote, then the shares will be voted in accordance with the recommendations of the Board of Directors. The proxy confers discretionary authority to vote on certain shareowner proposals, on certain matters related to the election of Directors, on matters incident to the conduct of the meeting, including adjournments thereof, and on any other matters that may come before the meeting. The New York Stock Exchange has informed the Company that all of the matters to be considered at this meeting are considered "discretionary" items upon which brokerage firms holding shares in street or nominee name may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions ten days prior to the shareowners' meeting.

     To ensure the presence of the required number of shares for voting, the Board of Directors urges all shareowners to mark, sign, date and return their proxy cards promptly. A shareowner who has mailed a proxy may also attend the Annual Meeting and vote in person. Shareowners attending the Annual Meeting in person whose shares are registered in the name of a bank or brokerage firm should bring with them evidence of their holdings, such as an account statement, and, in order to be eligible to vote, a validly executed and properly notarized power of attorney from such bank or brokerage firm. A shareowner may revoke a previously given proxy before it is exercised at any time prior to the closing of the polls at the Annual Meeting. The shareowner may revoke a proxy before it is exercised by writing to the Inspector of Election, c/o Corporate Secretary, 175 East Old Country Road, Hicksville, New York 11801, by submitting a later dated proxy (in either case, provided that the revocation is received prior to the Annual Meeting) or by voting in person at the Annual Meeting.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SEC IS AVAILABLE WITHOUT CHARGE TO SHAREOWNERS UPON WRITTEN REQUEST TO INVESTOR RELATIONS, LONG ISLAND LIGHTING COMPANY, 175 EAST OLD COUNTRY ROAD, HICKSVILLE, NEW YORK 11801. EXHIBITS TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SEC WILL BE FURNISHED UPON PAYMENT OF 25 CENTS PER PAGE.

                          OTHER AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the SEC. Information as of particular dates concerning Directors and Officers of the Company, their remuneration and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to shareowners of the Company and filed with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at 500 West Madison Street, Chicago, Illinois 60661 and at 75 Park Place, New York, New York 10007. Copies of such materials can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, certain securities of the Company are listed on the New York Stock Exchange and the Pacific Stock Exchange where reports, proxy statements and other information concerning the Company may be inspected.

                                  SOLICITATION

     Proxies may be solicited in person, by mail, by telephone, by telegraph or telefax. The cost of solicitation of Company proxies, which includes the preparation, printing and mailing of the Notice of Annual Meeting of Shareowners, the Proxy Statement and the proxy card, is to be borne by the Company. Arrangements will be made with brokers and other custodians, nominees and fiduciaries to forward the Company's solicitation materials to the beneficial owners of stock held of record and the Company will reimburse them for reasonable out-of-pocket expenses incurred. In addition, the Company has retained D. F. King & Co., Inc., 77 Water Street, New York, New York 10005, to assist in the solicitation of proxies for a fee estimated at $10,000 plus reasonable out-of-pocket expenses. In addition to D. F. King & Co., Inc., regular employees of the Company may solicit proxies for which no additional compensation will be paid.

                                          LONG ISLAND LIGHTING COMPANY

                                          /s/ Kathleen A. Marion

                                          KATHLEEN A. MARION
                                          Corporate Secretary

                                  [LILCO LOGO]



                            NOTICE OF ANNUAL MEETING
                                      AND
                                PROXY STATEMENT
                                      1994




[LOGO]
Printed on Recycled Paper

                            PROXY FOR COMMON SHARES
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          LONG ISLAND LIGHTING COMPANY

The Shareowner hereby appoints, and if a participant in the Company's          P
Automatic Dividend Reinvestment Plan (ADRP) hereby authorizes and directs
The Bank of New York as Agent to appoint, PHYLLIS S. VINEYARD, JOHN H.         R
TALMAGE and BASIL A. PATERSON and each or any of them with the power of substitution as Proxies to vote, as designated herein, all shares of Common O Stock which the Shareowner is entitled to vote at the Annual Meeting of Shareowners of the Company on April 12, 1994 and any adjournments thereof. X In their discretion, the Proxies are authorized to vote upon such business
as may properly come before the meeting.                                       Y

         THE SHARES REPRESENTED BY THIS PROXY, WHEN SIGNED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREOWNER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR THE NOMINEES AND FOR ITEM TWO ON THE OTHER SIDE.

                   THIS PROXY IS CONTINUED ON THE OTHER SIDE.
               PLEASE SIGN ON THE OTHER SIDE AND RETURN PROMPTLY.


THE SHARES REPRESENTED BY THIS PROXY WHEN SIGNED AND RETURNED WILL BE VOTED AS DIRECTED BY THE SHAREOWNER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR THE NOMINEES NAMED BELOW AND FOR ITEM TWO.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES NAMED BELOW AND FOR
                                   ITEM TWO.

ITEM ONE--   Election of the following nominees as Directors:  W.J. Catacosinos, P.S. Vineyard, J.H. Talmage, B.A. Paterson, G.
             Bugliarello, G.J. Sideris, A.J. Barnes, R.L. Schmalensee, R.L. Caporali, P.O. Crisp, K.D. Ortega and V.L. Fuller.

            FOR ALL               WITHHELD for all         Withheld for the following only:
      nominees named above            nominees             (Write the name of the nominee(s) on the line below)
              [ ]                       [ ]
                                                           ------------------------------------------------------------------


ITEM TWO--   Appointment of Independent Auditors

              FOR          AGAINST        ABSTAIN
              [ ]            [ ]            [ ]



                       PLEASE SIGN AND DATE BELOW

Date                                                            ,1994
- ----------------------------------------------------------------------

Signature                                                      (L.S.)
- ----------------------------------------------------------------------

Signature                                                      (L.S.)
- ----------------------------------------------------------------------
                       Signature of Common Shareowner(s)

PLEASE SIGN AS YOUR NAME APPEARS ABOVE AND RETURN IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC., YOU SHOULD SO INDICATE. IF THE SIGNER IS A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME, BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                                 ADMISSION CARD

      LILCO Annual Meeting of Shareowners -- April 12, 1994 -- 3:00 p.m.

Name(s):
         ----------------------------------------------------------------------

Address:
         ----------------------------------------------------------------------

         ----------------------------------------------------------------------


Shares Owned - Common                      No. of Shares:
                                                           --------------------

Dear Shareowner:
         Please bring this to the Annual Meeting. It will expedite your admittance when presented upon your arrival.

                                                         Very truly yours,


                                                         /s/ KATHLEEN A. MARION
                                                         ----------------------
                                                         Kathleen A. Marion
                                                         Corporate Secretary

     Westbury Music Fair -- Brush Hollow Road -- Westbury, New York 11590

[LILCO LOGO]   LONG ISLAND LIGHTING COMPANY

               EXECUTIVE OFFICES: 175 EAST OLD COUNTRY ROAD (o) HICKSVILLE, NEW YORK 11801

Dear Shareowner,
         You are cordially invited to attend our annual meeting of shareowners to be held at 3:00 p.m. on Tuesday April 12, 1994 at the Westbury Music Fair, Brush Hollow Road, Westbury, New York 11590. The middle third of this form is your admission card. Please bring the admission card with you if you plan to attend the annual meeting. The bottom third is your proxy card which we ask you to mark, sign and return in the enclosed envelope.
         Your participation is important to us. Please complete and return the enclosed proxy card at your earliest convenience.

                                                         Sincerely,


                                                         /s/ KATHLEEN A. MARION
                                                         ----------------------
                                                         Kathleen A. Marion
                                                         Corporate Secretary